Exhibit 99.1

Investor Contact:	Asher Dewhurst Westwicke Partners QuorumHealth@Westwicke.com (443) 213-0500

QUORUM HEALTH CORPORATION ANNOUNCES THIRD QUARTER 2019 RESULTS

Third quarter net loss attributable to Quorum Health Corporation was ($75.9) million, or ($2.52) per share

Third quarter Adjusted EBITDA was $13.7 million and Same-facility Adjusted EBITDA was $30.6 million

Full year 2019 Same-facility net operating revenue guidance revised to $1.525 billion to $1.575 billion and Same-facility Adjusted EBITDA guidance revised to $140 million to $155 million

_____________________________________________________________________________________________

BRENTWOOD, Tenn. (November 7, 2019) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the third quarter ended September 30, 2019.

QUORUM HEALTH CORPORATION

Unaudited Financial Highlights

(In Millions)

	Three Months Ended September 30,
	2019	2018

Net operating revenues	$419.9	$460.5
Net loss attributable to Quorum Health Corporation	($75.9)	($53.9)
Same-facility net operating revenues	$378.6	$389.3
Cash flows from operating activities	$25.2	$28.3
Adjusted EBITDA(1)	$13.7	$34.1
Same-facility Adjusted EBITDA(1 & 2)	$30.6	$42.0

(1)	A table providing supplemental information on Adjusted EBITDA, Same-facility Adjusted EBITDA and reconciling net loss to Adjusted EBITDA and Same-facility Adjusted EBITDA is included in this release, see footnote (a).

(2)	Same-facility Adjusted EBITDA was previously reported by the Company as Adjusted EBITDA, Adjusted for Divestitures. There has been no change in how the financial measure is being calculated.

“In the third quarter, we saw tangible evidence that our strategic initiatives are taking hold, with growth in both adjusted admissions and patient acuity. At the same time, we have experienced what we believe is a short-term deterioration in our revenue cycle performance, which accelerated as we approached the transition of our revenue cycle services to R1 RCM on October 1 of this year. Primarily due to this deterioration in our revenue cycle performance, we’ve adjusted our 2019 outlook downward. The transition of our back-office functions to R1 RCM began on October 1, 2019, and we have already begun to see improvement in many aspects of our revenue cycle activities. Going forward, we remain confident that R1 RCM will have a transformative impact on our business and the communities we serve,” said Bob Fish, Quorum Health’s President and Chief Executive Officer.

Financial results for the third quarter ended September 30, 2019 reflect the following:

•

Compared to the third quarter of 2018, same-facility net patient revenues decreased 2.5% or $9.2 million, while same-facility net patient revenues per adjusted admission decreased 2.7%. The decrease in same-facility net patient revenues and net patient revenues per adjusted admission were primarily attributable to the following:

o

An estimated $8 million impact from a decline in collectability on self-pay accounts receivable attributable to the aforementioned deterioration of revenue cycle activities ahead of the transition of these functions to R1 RCM;

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QHC Announces Third Quarter 2019 Results

November 7, 2019

o	A $4.2 million impact from a change in the timing of the Company’s recognition of revenues associated with the sale of property tax credits in Illinois compared to the third quarter of 2018; and
o

A $2.0 million impact as a result of the Company being unable to recognize revenues associated with the California Hospital Quality Assurance Fee (“HQAF”) program in the third quarter of 2019, which were recognized in the third quarter of 2018. The Company was unable to recognize these revenues as a result of having insufficient information regarding the HQAF VI program which began July 1, 2019. The Company expects that it will be able to recognize revenues from the HQAF program again in the fourth quarter of 2019.

•

Same-facility adjusted admissions increased 0.2% compared to the same period in 2018 and was primarily driven by a 2.5% increase in outpatient surgeries, which was partially offset by a 5.9% decrease in same-facility admissions and a 11.7% decrease in same-facility inpatient surgeries. The offsetting volume decreases were primarily attributable to the Company’s decision to discontinue certain underperforming service lines in the second quarter of 2019.

•

Cash flows from operating activities during the third quarter of 2019 were $25.2 million and included $6.6 million of cash costs associated with the closure of MetroSouth Medical Center in Blue Island, Illinois.

•

As of September 30, 2019, the Company had $1.2 billion of long-term debt and $44.4 million of cash. The Company had $777.7 million outstanding on its Term Loan Facility and $25.0 million outstanding on its ABL Credit Facility. The Company’s Net Secured Leverage Ratio as defined under the current Senior Credit Facility was 4.49 to 1.00, implying additional borrowing capacity of $89.6 million as of September 30, 2019.

Divestiture Update

•

On September 30, 2019, the Company completed the divestiture of 106-bed Watsonville Community Hospital in Watsonville, California to Halsen Healthcare. Cash proceeds from the transaction were approximately $39.9 million. Subsequent to the end of the third quarter, the Company used the proceeds from this transaction to repay outstanding principal on its Term Loan Facility.

•

As previously noted, the Company discontinued all hospital operations at 314-bed MetroSouth Medical Center in Blue Island, Illinois on September 30, 2019. The Company recognized $6.6 million of cash closure costs in the third quarter and expects to recognize an additional $3.0 million to $5.0 million of cash costs associated with the closure of this facility in the fourth quarter of 2019.

Financial Outlook

(In Millions)	2018 Actual	2019 Guidance Range
Same-facility net operating revenues	$1,556.6	$1,525 - $1,575
Same-facility Adjusted EBITDA	$149.4	$140 - $155

Commenting on the Company’s financial outlook, Alfred Lumsdaine, Quorum Health’s Executive Vice President and Chief Financial Officer said, “We are lowering our financial outlook for the year in-light of our third quarter results, particularly the deterioration in the performance of our revenue cycle activities and a slower than expected realization of certain cost reduction initiatives. Given our results year-to-date and our expectations for the full year of 2019, we expect to enter into discussions with our secured lenders with the goal of modifying our covenants to ensure that we have the time and flexibility required to navigate this time of transition in our business. Long term, we continue to see tremendous opportunity for growth and improved profitability as our revenue cycle normalizes and improves through our relationship with R1 RCM.”

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. See “Forward-Looking Statements” below for a list of factors that could affect the future financial and operating results of the Company or the healthcare industry generally.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

A reconciliation of the Company’s projected 2019 Same-facility Adjusted EBITDA, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Quorum Health Corporation will hold a conference call on Friday, November 8, 2019, at 11:00 a.m. Eastern time, to review its financial and operating results for the third quarter ended September 30, 2019. To participate, please dial 1-844-761-3024 approximately 10 minutes prior to the scheduled start of the call. If calling from outside of the United States, please dial 1-661-378-9914. Please reference Conference ID number 1237809 when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations portion of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations portion of the Company’s website at www.quorumhealth.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) will be available on the Company’s website at www.quorumhealth.com.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of September 30, 2019, the Company owned or leased 24 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,038 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended September 30,
	2019		2018
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Net operating revenues	$419,900	100.0%	$460,507	100.0%
Operating costs and expenses:
Salaries and benefits	215,457	51.3%	226,237	49.1%
Supplies	47,818	11.4%	48,949	10.6%
Other operating expenses	139,671	33.3%	143,716	31.4%
Depreciation and amortization	15,028	3.6%	16,612	3.6%
Lease costs and rent	11,121	2.6%	11,661	2.5%
Electronic health records incentives	(17)	—%	(31)	—%
Legal, professional and settlement costs	5,191	1.2%	1,519	0.3%
Impairment of long-lived assets and goodwill	8,010	1.9%	32,438	7.0%
Loss (gain) on sale of hospitals, net	1,206	0.3%	805	0.2%
Loss on closure of hospitals, net	18,414	4.4%	1,111	0.2%
Total operating costs and expenses	461,899	110.0%	483,017	104.9%
Income (loss) from operations	(41,999)	(10.0)%	(22,510)	(4.9)%
Interest expense, net	33,056	7.9%	32,450	7.0%
Income (loss) before income taxes	(75,055)	(17.9)%	(54,960)	(11.9)%
Provision for (benefit from) income taxes	137	—%	(1,074)	(0.2)%
Net income (loss) (a)	(75,192)	(17.9)%	(53,886)	(11.7)%
Less: Net income (loss) attributable to noncontrolling interests	736	0.2%	54	—%
Net income (loss) attributable to Quorum Health Corporation	$(75,928)	(18.1)%	$(53,940)	(11.7)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (b)	$(2.52)		$(1.85)
Weighted-average shares outstanding:
Basic and diluted	30,178,229		29,215,823

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Nine Months Ended September 30,
	2019		2018
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Net operating revenues	$1,304,875	100.0%	$1,419,959	100.0%
Operating costs and expenses:
Salaries and benefits	653,943	50.1%	705,868	49.7%
Supplies	149,405	11.4%	160,732	11.3%
Other operating expenses	383,414	29.5%	440,910	31.0%
Depreciation and amortization	44,167	3.4%	52,015	3.7%
Lease costs and rent	34,279	2.6%	35,551	2.5%
Electronic health records incentives earned	592	—%	(617)	—%
Legal, professional and settlement costs	6,480	0.5%	10,349	0.7%
Impairment of long-lived assets and goodwill	42,820	3.3%	72,198	5.1%
Loss (gain) on sale of hospitals, net	2,346	0.2%	8,927	0.6%
Loss on closure of hospitals, net	18,414	1.4%	18,195	1.3%
Total operating costs and expenses	1,335,860	102.4%	1,504,128	105.9%
Income (loss) from operations	(30,985)	(2.4)%	(84,169)	(5.9)%
Interest expense, net	98,904	7.6%	95,307	6.7%
Income (loss) before income taxes	(129,889)	(10.0)%	(179,476)	(12.6)%
Provision for (benefit from) income taxes	386	—%	(1,162)	—%
Net income (loss) (a)	(130,275)	(10.0)%	(178,314)	(12.6)%
Less: Net income (loss) attributable to noncontrolling interests	1,532	0.1%	1,200	—%
Net income (loss) attributable to Quorum Health Corporation	$(131,807)	(10.1)%	$(179,514)	(12.6)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (b)	$(4.41)		$(6.21)
Weighted-average shares outstanding:
Basic and diluted	29,875,196		28,891,363

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended September 30,
	2019	2018	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (c)	2,038	2,604	(566)	(21.7)%
Admissions (d)	15,453	17,797	(2,344)	(13.2)%
Adjusted admissions (e)	42,089	45,536	(3,447)	(7.6)%
Surgeries (f)	16,883	17,927	(1,044)	(5.8)%
Emergency room visits (g)	127,168	135,231	(8,063)	(6.0)%
Medicare case mix index (h)	1.43	1.42	0.01	0.7%

Same-facility: (i)
Number of licensed beds at end of period (c)	2,038	2,038	—	—%
Admissions (d)	13,337	14,175	(838)	(5.9)%
Adjusted admissions (e)	37,590	37,500	90	0.2%
Surgeries (f)	14,712	14,860	(148)	(1.0)%
Emergency room visits (g)	109,529	109,928	(399)	(0.4)%
Medicare case mix index (h)	1.41	1.43	(0.02)	(1.4)%

	Nine Months Ended September 30,
	2019	2018	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (c)	2,038	2,604	(566)	(21.7)%
Admissions (d)	49,562	56,546	(6,984)	(12.4)%
Adjusted admissions (e)	127,027	140,282	(13,255)	(9.4)%
Surgeries (f)	51,515	57,628	(6,113)	(10.6)%
Emergency room visits (g)	387,724	424,417	(36,693)	(8.6)%
Medicare case mix index (h)	1.45	1.43	0.02	1.4%

Same-facility: (i)
Number of licensed beds at end of period (c)	2,038	2,038	—	—%
Admissions (d)	41,310	44,052	(2,742)	(6.2)%
Adjusted admissions (e)	109,939	113,193	(3,254)	(2.9)%
Surgeries (f)	43,967	45,867	(1,900)	(4.1)%
Emergency room visits (g)	324,915	333,445	(8,530)	(2.6)%
Medicare case mix index (h)	1.44	1.43	0.01	0.7%

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended September 30,
	2019	2018	$ Variance	% Variance

Consolidated:
Net patient revenues	$401,552	$440,731	$(39,179)	(8.9)%
Non-patient revenues	18,348	19,776	(1,428)	(7.2)%
Total net operating revenues	$419,900	$460,507	$(40,607)	(8.8)%
Net patient revenues per adjusted admission	$9,541	$9,679	$(138)	(1.4)%
Net operating revenues per adjusted admission	$9,977	$10,113	$(136)	(1.3)%

Same-facility:
Net patient revenues	$360,684	$369,904	$(9,220)	(2.5)%
Non-patient revenues	17,950	19,432	(1,482)	(7.6)%
Total net operating revenues	$378,634	$389,336	$(10,702)	(2.7)%
Net patient revenues per adjusted admission	$9,595	$9,864	$(269)	(2.7)%
Net operating revenues per adjusted admission	$10,073	$10,382	$(309)	(3.0)%

	Nine Months Ended September 30,
	2019	2018	$ Variance	% Variance

Consolidated:
Net patient revenues	$1,247,605	$1,354,588	$(106,983)	(7.9)%
Non-patient revenues	57,270	65,371	(8,101)	(12.4)%
Total net operating revenues	$1,304,875	$1,419,959	$(115,084)	(8.1)%
Net patient revenues per adjusted admission	$9,822	$9,656	$166	1.7%
Net operating revenues per adjusted admission	$10,272	$10,122	$150	1.5%

Same-facility:
Net patient revenues	$1,079,321	$1,104,199	$(24,878)	(2.3)%
Non-patient revenues	56,013	62,239	(6,226)	(10.0)%
Total net operating revenues	$1,135,334	$1,166,438	$(31,104)	(2.7)%
Net patient revenues per adjusted admission	$9,817	$9,755	$62	0.6%
Net operating revenues per adjusted admission	$10,327	$10,305	$22	0.2%

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$44,431	$3,203
Patient accounts receivable	283,701	322,608
Inventories	39,324	45,646
Prepaid expenses	20,412	19,683
Due from third-party payors	26,449	63,443
Other current assets	33,643	36,405
Total current assets	447,960	490,988
Property and equipment, net	485,495	559,438
Goodwill	391,701	401,073
Intangible assets, net	47,807	48,289
Operating lease right-of-use assets	78,606	—
Other long-term assets	70,199	74,306
Total assets	$1,521,768	$1,574,094
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,646	$1,697
Current portion of operating lease liabilities	24,835	—
Accounts payable	153,645	143,917
Accrued liabilities:
Accrued salaries and benefits	68,273	76,908
Accrued interest	33,580	10,024
Due to third-party payors	41,998	45,852
Other current liabilities	46,623	43,336
Total current liabilities	370,600	321,734
Long-term debt	1,195,407	1,191,777
Long-term operating lease liabilities	56,346	—
Deferred income tax liabilities, net	7,049	6,736
Other long-term liabilities	93,454	126,499
Total liabilities	1,722,856	1,646,746
Redeemable noncontrolling interests	2,278	2,278
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 32,908,366 shares issued and outstanding at September 30, 2019, and 31,521,398 shares issued and outstanding at December 31, 2018	3	3
Additional paid-in capital	561,081	557,309
Accumulated other comprehensive income (loss)	905	759
Accumulated deficit	(780,999)	(648,464)
Total Quorum Health Corporation stockholders' equity (deficit)	(219,010)	(90,393)
Nonredeemable noncontrolling interests	15,644	15,463
Total equity (deficit)	(203,366)	(74,930)
Total liabilities and equity	$1,521,768	$1,574,094

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Cash flows from operating activities:
Net income (loss)	$(75,192)	$(53,886)	$(130,275)	$(178,314)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,028	16,612	44,167	52,015
Non-cash interest expense, net	2,306	1,860	6,625	6,394
Provision for (benefit from) deferred income taxes	71	(1,129)	192	(1,104)
Stock-based compensation expense	1,744	2,766	4,708	7,986
Impairment of long-lived assets and goodwill	8,010	32,438	42,820	72,198
Loss (gain) on sale of hospitals, net	1,206	805	2,346	8,927
Non-cash portion of loss (gain) on hospital closures	11,781	—	11,781	6,394
Changes in reserves for self-insurance claims, net of payments	(119)	4,623	(25,922)	15,003
Other non-cash expense (income), net	3,237	380	1,414	387
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable	8,166	9,206	26,946	30,280
Due from and due to third-party payors, net	10,120	8,344	7,858	29,322
Inventories, prepaid expenses and other current assets	5,726	(7,353)	5,494	(7,582)
Accounts payable and accrued liabilities	44,793	12,108	36,009	2,394
Long-term assets and liabilities, net	(11,721)	1,560	(11,323)	(1,365)
Net cash provided by (used in) operating activities	25,156	28,334	22,840	42,935

Cash flows from investing activities:
Capital expenditures for property and equipment	(7,720)	(9,576)	(25,831)	(34,895)
Capital expenditures for software	(1,843)	(483)	(5,360)	(1,527)
Acquisitions, net of cash acquired	(76)	(63)	(531)	(121)
Proceeds from the sale of hospitals	40,992	—	52,733	39,170
Other investing activities, net	3,643	10	3,260	259
Net cash provided by (used in) investing activities	34,996	(10,112)	24,271	2,886

Cash flows from financing activities:
Borrowings under revolving credit facilities	138,000	121,000	465,000	368,000
Repayments under revolving credit facilities	(155,000)	(135,000)	(454,000)	(368,000)
Borrowings of long-term debt	—	90	186	157
Repayments of long-term debt	(445)	(354)	(14,408)	(31,801)
Payments of debt issuance costs	—	—	—	(2,268)
Payments on purchase contracts	(374)	—	(374)	—
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(24)	(36)	(588)	(1,979)
Cash distributions to noncontrolling investors	(143)	(678)	(1,699)	(1,481)
Net cash provided by (used in) financing activities	(17,986)	(14,978)	(5,883)	(37,372)

Net change in cash, cash equivalents and restricted cash	42,166	3,244	41,228	8,449
Cash, cash equivalents and restricted cash at beginning of period	2,265	10,822	3,203	5,617
Cash, cash equivalents and restricted cash at end of period	$44,431	$14,066	$44,431	$14,066

For footnotes, see pages 10-11.

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QHC Announces Third Quarter 2019 Results

November 7, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), change in actuarial estimates and headcount reductions and executive severance. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Same-facility Adjusted EBITDA, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals sold or closed as of September 30, 2019. The Company has presented Adjusted EBITDA and Same-facility Adjusted EBITDA in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Same-facility Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Same-facility Adjusted EBITDA are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Same-facility Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA and Same-facility Adjusted EBITDA, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income (loss)	$(75,192)	$(53,886)	$(130,275)	$(178,314)
Interest expense, net	33,056	32,450	98,904	95,307
Provision for (benefit from) income taxes	137	(1,074)	386	(1,162)
Depreciation and amortization	15,028	16,612	44,167	52,015
EBITDA	(26,971)	(5,898)	13,182	(32,154)
Legal, professional and settlement costs	5,191	1,519	6,480	10,349
Impairment of long-lived assets and goodwill	8,010	32,438	42,820	72,198
Loss (gain) on sale of hospitals, net	1,206	805	2,346	8,927
Loss on closure of hospitals, net	18,414	1,111	18,414	18,195
Transition of transition services agreements	6,445	2,445	8,421	3,682
Change in actuarial estimates	—	—	(26,880)	—
Headcount reductions and executive severance	1,393	1,722	2,965	7,688
Adjusted EBITDA	13,688	34,142	67,748	88,885
Negative EBITDA of divested hospitals	16,865	7,868	27,212	17,643
Same-facility Adjusted EBITDA	$30,553	$42,010	$94,960	$106,528

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QHC Announces Third Quarter 2019 Results

November 7, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(b)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(2.52)	$(1.85)	$(4.41)	$(6.21)
Adjustments:
Legal, professional and settlement costs	0.17	0.05	0.22	0.36
Impairment of long-lived assets and goodwill	0.27	1.09	1.44	2.48
Loss (gain) on sale of hospitals, net	0.04	0.03	0.08	0.31
Loss on closure of hospitals, net	0.61	0.04	0.62	0.61
Transition of transition services agreements	0.21	0.08	0.28	0.13
Change in actuarial estimates	—	—	(0.90)	—
Headcount reductions and executive severance	0.05	0.06	0.10	0.26
Net operating losses of divested hospitals	0.56	0.26	0.91	0.59
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.61)	$(0.24)	$(1.66)	$(1.47)
(c)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(d)	Admissions represent the number of patients admitted for inpatient services.
(e)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(f)	Surgeries represent the number of inpatient and outpatient surgeries.
(g)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(h)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(i)

Same-facility financial and operating data excludes hospitals that were sold or closed prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of the following hospitals and their affiliated entities:

	Hospitals Divested as of September 30, 2019
Hospital	Licensed Beds	Disposition	Divestiture Date

Sandhills Regional Medical Center ("Sandhills")	64	Sold	December 1, 2016
Barrow Regional Medical Center ("Barrow")	56	Sold	December 31, 2016
Cherokee Medical Center ("Cherokee")	60	Sold	March 31, 2017
Trinity Hospital of Augusta ("Trinity")	231	Sold	June 30, 2017
Lock Haven Hospital ("Lock Haven")	47	Sold	September 30, 2017
Sunbury Community Hospital ("Sunbury")	70	Sold	September 30, 2017
L.V. Stabler Memorial Hospital ("L.V. Stabler")	72	Sold	October 31, 2017
Affinity Medical Center ("Affinity")	156	Closed	February 11, 2018
Vista Medical Center West ("Vista West")	70	Sold	March 1, 2018
Clearview Regional Medical Center ("Clearview")	77	Sold	March 31, 2018
McKenzie Regional Hospital ("McKenzie")	45	Sold	September 30, 2018
Scenic Mountain Medical Center ("Scenic Mountain")	146	Sold	April 12, 2019
Watsonville Community Hospital ("Watsonville")	106	Sold	September 30, 2019
MetroSouth Medical Center ("MetroSouth")	314	Closed	September 30, 2019

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QHC Announces Third Quarter 2019 Results

November 7, 2019

Forward-Looking Statements

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “outlook,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;
•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to comply with our debt covenants, including our senior credit facility, as amended;
•

our ability to successfully complete divestitures and the timing thereof, our ability to complete any such divestitures on desired terms or at all, and our ability to realize the intended benefits from any such divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which we operate;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of our revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with the transition of the transition services agreements (“TSAs”) with CHS, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and our ability to realize the intended benefits from transitioning the transition services agreements;

•

our ability to timely and effectively establish, implement, transition, and maintain the necessary information technology systems and infrastructure, including cloud computing arrangements, to support our operations and initiatives;

•	the impact of certain outsourcing functions, and the ability of R1 RCM, as provider of our revenue cycle management services, to timely and appropriately bill and collect;
•	our ability to manage effectively our arrangements with third-party vendors for key non-clinical business functions and services;
•	our ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;

•

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QHC Announces Third Quarter 2019 Results

November 7, 2019

•	our ability to achieve and realize the operational and financial benefits expected from our margin improvement program;
•	the effects related to outbreaks of infectious diseases;
•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	our ongoing ability to maintain and utilize certified EHR technology;
•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

our ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder litigation against our company and certain of our officers and directors, the labor and employment litigations, qui tam litigation, breach of contract litigation and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of our facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and consumer protection laws, federal and state governmental inquiries, and damage to our reputation;

•	our ability to utilize our income tax loss carryforwards;
•	our ability to maintain certain accreditations at our facilities;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California Hospital Quality Assurance Fee (“HQAF”) program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund capital expenditures;
•	our ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the risk factors set forth in our other public filings with the Securities and Exchange Commission.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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